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                                                                    Exhibit 4.2


                   DATED                                  2000
                   -------------------------------------------


                         (1)  AMARIN CORPORATION, PLC


                         (2)  ELAN PHARMACEUTICALS, INC










              _____________________________________________________


                               VARIATION AGREEMENT

                            re: Amended and Restated
               Assets Purchase Agreement dated 29 September, 1999

              _____________________________________________________














                            NICHOLSON GRAHAM & JONES
                       110 Cannon Street London EC4N 6AR
                                Ref: MPS/E327-6
                               Tel: 020 7648 9000
                               Fax: 020 7648 9001
                       E-Mail: matthew.shaxson@ngj.co.uk

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THIS AGREEMENT is made the ___________ day of _______________________ 2000

BETWEEN:-

(1) AMARIN CORPORATION PLC (Registered in England) whose registered office is at Gemini House, Bartholomew's Walk, Ely, Cambridgeshire, England ("Buyer"); and

(2)  ELAN PHARMACEUTICALS, INC a Delaware Corporation ("Seller")

NOW THIS DEED WITNESSES as follows:-


1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the "Acquisition Agreement" means the amended and restated asset purchase agreement dated 29 September 1999 and made between
     (1) the Buyer and (2) the Seller.

1.2 Definitions which occur in this Agreement shall have the same meaning as in the Acquisition Agreement unless otherwise stated or the context otherwise requires.

1.3 Clause headings are for ease of reference only and shall not affect the construction of this Agreement.

2.   RECITALS

2.1  This Agreement is supplemental to the Acquisition Agreement.

2.2 The Acquisition Agreement provides, inter alia, that Buyer will pay Seller US$23,200,000 as consideration for the Inventory, payable in two tranches as to US$16,700,000 on or before 31 December 1999 and as to US$6,500,000 on or before 29 September 2000 (the "Deferred Payment").

2.3 The parties hereto desire to alter the terms of the Acquisition Agreement as mentioned below in order that the satisfaction of the Deferred Payment by the Buyer may be deferred to a date no later than 29 September 2004.

3.   VARIATION

It is agreed by the parties hereto that, with retrospective effect from the date of the Acquisition Agreement, the Acquisition Agreement shall be deemed to be varied by the deletion of the words "on or before September 29, 2000 (the "Deferred Payment"); and" from the penultimate line of Article (IV) : Section 4.01(b) and the following words inserted in their stead:-

     "(the "Deferred Payment"), forthwith after obtaining such regulatory or legal consents as may be necessary (including, without limitation, shareholder approval and/or the approval of the Panel of Takeovers and Mergers, London) which Buyer hereby agrees to use its reasonable endeavours to procure as soon as reasonably practicable from the date hereof, by the allotment and issuance of such equity securities in Buyer at par in favour of Seller (or Seller's Nominee) of whatever class (including, without limitation, ordinary shares or preference shares, and whether represented by


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     American Depository Receipts or otherwise) necessary to satisfy the
     Deferred Payment PROVIDED THAT if the Deferred Payment has not been satisfied on or before September 29, 2004 (of which time shall be of the essence), the Deferred Payment shall thereafter become without demand due and payable by Buyer without set-off or counterclaim; and"

4.   CONFIRMATION OF THE AGREEMENT

Save as varied by this Agreement, the parties hereto confirm that the Acquisition Agreement shall continue in full force and effect in all respects.

5.   MISCELLANEOUS

5.1 The provisions of Article X : Sections 10.05, 10.06, 10.07, 10.09 and 10.12 of the Acquisition Agreement shall be incorporated into this Agreement mutatis mutandis.

5.2 This Agreement may be executed in two counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but both counterparts shall together constitute one and the same instrument.

IN WITNESS whereof this Agreement has been executed by the parties hereto the day and year first above written.


AMARIN CORPORATION, PLC


By: ______________________________________

Name:  [                      ]
Title: [                      ]




ELAN PHARMACEUTICALS, INC


By: ______________________________________

Name:  [                      ]
Title: [                      ]









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